As filed with the Securities and Exchange Commission on May 10, 2023

Registration No. 333-266287

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
to
FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

JUSHI HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	2833	98-1547061
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)
301 Yamato Road, Suite 3250
Boca Raton, FL 33431
(516) 617-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Cacioppo
Chairman and Chief Executive Officer
Jushi Holdings Inc.
301 Yamato Road, Suite 3250
Boca Raton, FL 33431
(516) 617-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tobi Lebowitz, Esq. Jushi Holdings Inc. 301 Yamato Road, Suite 3250 Boca Raton, FL 33431 (516) 617-9100	W. Stuart Ogg, Esq. Goodwin Procter LLP 601 Marshall Street Redwood City, CA 94063 (650) 752-3100

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

On July 22, 2022, Jushi Holdings Inc. (the “Company”) filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission, Registration Number 333-266287, as amended by Amendment No. 1 to Form S-1 filed on August 8, 2022 (collectively the “Registration Statement”), to register the resale by the selling shareholders named in the Registration Statement of up to 48,260,954 shares of common stock of the Company (the “Common Stock”). The Registration Statement was declared effective on August 12, 2022.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of Common Stock that have not been sold pursuant to the Registration Statement as of the date hereof, as the Company does not have a contractual obligation to maintain the effectiveness of the Registration Statement. Pursuant to the Company’s undertaking in Part II, Item 17(c) of the Registration Statement, the Company hereby amends the Registration Statement to remove from registration the shares of Common Stock covered by the Registration Statement which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on the 10th day of May, 2023.

JUSHI HOLDINGS INC.

By:	/s/ James Cacioppo
Name: James Cacioppo
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James Cacioppo	Chief Executive Officer and Chairman of the Board of Directors	May 10, 2023
James Cacioppo	(principal executive officer)

*	President	May 10, 2023
Louis Jon Barack

/s/ Michelle Mosier	Chief Financial Officer	May 10, 2023
Michelle Mosier

*	Director	May 10, 2023
Peter Adderton

*	Director	May 10, 2023
Benjamin Cross

*	Director	May 10, 2023
Marina Hahn

*	Director	May 10, 2023
Stephen Monroe

/s/ Bill Wafford	Director	May 10, 2023
Bill Wafford

*By: /s/ James Cacioppo
James Cacioppo
Attorney-in-Fact